MCGLADREY & PULLEN, LLP

                  Certified Public Accountants and Consultants

                         CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated January 30, 1998 on the financial statements of Templeton Global Opportunities Trust referred to therein, which appears in the 1997 Annual Report to Shareholders, and which is incorporated herein by reference, in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A, File No. 33-31267 as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Accountants".


                                   /s/McGladrey & Pullen, LLP



New York, New York
December 29, 1998